SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
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Eagle Series Trust
Registration Nos. 811-07470 and 033-57986
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October 4, 2017

URGENT

We want your VOTE

(This is not a sales request)

Re:  Your investment with Eagle Family of Funds
Dear Shareholder,
We have attempted to contact you regarding an important matter pertaining to your investment in Eagle Family of Funds.
Please contact me immediately at 855-928-4493 Monday through Friday between the hours of 9:00am to 10:00pm Eastern Time.
This matter is very important, but will take only a moment of your time.
Broadridge Financial Solutions has been engaged by Eagle Family of Funds to contact you.
Thank you in advance for your assistance with this matter.

Sincerely,

J. Cooper Abbott
President
Eagle Family of Funds